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Exhibit 99.5

AON CORPORATION
SEGMENTS AS RECLASSIFIED—EXCLUDING PREVIOUSLY REPORTED SPECIAL & UNUSUAL CHARGES

	2002					2003
	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.	Full Year	1st Qtr.
	(millions)
REVENUE
Risk & Insurance Brokerage Services	$1,157	$1,215	$1,247	$1,354	$4,973	$1,374
Consulting	233	248	269	304	1,054	282
Insurance Underwriting	649	750	718	684	2,801	709
Corporate & Other	49	(91)	12	24	(6)	35
Intersegment Revenues	—	—	—	—	—	(12)

Total Revenue	$2,088	$2,122	$2,246	$2,366	$8,822	$2,388

INCOME (LOSS) BEFORE INCOME TAXES
Risk & Insurance Brokerage Services	$189	$138	$191	$238	$756	$230
Consulting	27	23	26	44	120	20
Insurance Underwriting	73	5	41	44	163	63
Corporate & Other	(13)	(153)	(59)	(48)	(273)	(20)

Total Income Before Income Taxes	$276	$13	$199	$278	$766	$293

INCOME BEFORE INCOME TAXES—MARGINS
Risk & Insurance Brokerage Services	16.3%	11.4%	15.3%	17.6%	15.2%	16.7%
Consulting	11.6%	9.3%	9.7%	14.5%	11.4%	7.1%
Insurance Underwriting	11.2%	0.7%	5.7%	6.4%	5.8%	8.9%
Total Income Before Income Taxes—Margins	13.2%	0.6%	8.9%	11.7%	8.7%	12.3%

AON CORPORATION
SEGMENTS AS RECLASSIFIED—EXCLUDING PREVIOUSLY REPORTED SPECIAL & UNUSUAL CHARGES

	2001
	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.	Full Year
	(millions)
REVENUE
Risk & Insurance Brokerage Services	$1,052	$1,083	$1,030	$1,198	$4,363
Consulting	212	229	232	265	938
Insurance Underwriting	628	609	641	643	2,521
Corporate & Other	(81)	(4)	9	(70)	(146)

Total Revenue	$1,811	$1,917	$1,912	$2,036	$7,676

INCOME (LOSS) BEFORE INCOME TAXES
Risk & Insurance Brokerage Services	$198	$190	$150	$193	$731
Consulting	25	30	29	49	133
Insurance Underwriting	69	83	90	85	327
Corporate & Other	(172)	(93)	(83)	(158)	(506)

Total Income Before Income Taxes	$120	$210	$186	$169	$685

INCOME BEFORE INCOME TAXES—MARGINS
Risk & Insurance Brokerage Services	18.8%	17.5%	14.6%	16.1%	16.8%
Consulting	11.8%	13.1%	12.5%	18.5%	14.2%
Insurance Underwriting	11.0%	13.6%	14.0%	13.2%	13.0%
Total Income Before Income Taxes—Margins	6.6%	11.0%	9.7%	8.3%	8.9%

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AON CORPORATION SEGMENTS AS RECLASSIFIED—EXCLUDING PREVIOUSLY REPORTED SPECIAL & UNUSUAL CHARGES